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                                                                    EXHIBIT 99.1

PRESS RELEASE

 FIRST WAVE MARINE OBTAINS $20 MILLION LENDER FINANCING WITH CHAPTER 11 FILING

HOUSTON, Feb 5, 2001 (BUSINESS WIRE) - First Wave Marine, Inc. today announced that it has filed a petition for relief under Chapter 11 of Title 11 of the United States Code in the Southern District of Texas which allows for reorganization of the Company's debts. In connection with the filing, First Wave announced that the Company's senior secured working capital lender has provided the Company with $20 million in post-petition financing, subject to Bankruptcy Court approval, which will secure the working capital position of the Company and allow for the continuance of normal, uninterrupted operations during the restructuring.

In addition to its request for post-petition financing, the Company has also requested immediate Bankruptcy Court authority to pay employees and critical subcontractor and vendor pre-petition payables on an uninterrupted basis. This will make it possible for the Company to avoid disruption in its operations and its network of critical vendors and subcontractors. As of the date of filing, the Company's payables aging was not outside industry norms.

First Wave commenced restructuring discussions in December 2000 with an ad hoc committee representing the majority of its 11% Senior Notes due 2008. The Company did not make its semi-annual interest payment on the Senior Notes which was due February 1st. The discussions have been constructive and the Company anticipates that such discussions will continue during the Chapter 11 cases and, ultimately, result in a restructuring of the Company's existing obligations that will enhance the financial and competitive strength of the Company. The Company does not anticipate any employee layoffs in connection with the Chapter 11 filing. The Company presently contemplates that it will continue under current management during the reorganization proceedings and upon emergence from Chapter 11.

Sam Eakin, Chairman and CEO of First Wave, said, "This Chapter 11 proceeding is a necessary step for restructuring the Company's long term debt. The burden of debt service has weighed heavily on the Company's financial performance. Interest expense accounted for approximately two-thirds of First Wave's 1999 pretax losses, and substantially all of its 2000 pretax losses. It is now time to resolve our challenges and to implement a restructuring of First Wave. We believe this restructuring will posture the Company to meet the demands of its growing customer base during the current upswing in the oilfield services cycle. Our customers will continue to receive the same consistent level of job performance and quality that First Wave is known for. Our plans have been well communicated and have received broad support from customers, employees and vendors. We have confidence in a timely and successful emergence from Chapter 11 proceedings."

First Wave is a leading provider of shipyard and related services, with six shipyards in the Houston-Galveston area. The Company provides repair, conversion, new construction, and related services for barges, boats, ships, offshore rigs, and other vessels in the offshore and inland marine industries.
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STATEMENTS REGARDING THE COMPANY'S ABILITY TO COMPLETE ITS REORGANIZATION
PROCEEDINGS TIMELY, THE OUTCOME OF THE REORGANIZATION PLAN, THE COMPANY'S ABILITY TO SUSTAIN CURRENT OPERATIONS DURING THE PENDENCY OF THE REORGANIZATION INCLUDING ITS ABILITY TO MAINTAIN NORMAL RELATIONSHIPS WITH CUSTOMERS, THE ADEQUACY OF FINANCIAL ARRANGEMENTS DURING THE REORGANIZATION PERIOD, AND OTHER STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE RESULTS OF THE BANKRUPTCY PROCEEDINGS, COURT DECISIONS AND ACTIONS, THE NEGOTIATING POSITIONS OF VARIOUS CONSTITUENCIES, MARKET FACTORS, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL OUTCOMES MAY VARY MATERIALLY FROM THOSE INDICATED.


         CONTACT:        First Wave Marine Inc., Houston
                         Grady Walker, 713/847-4600